EXHIBIT 5


                                                          July 24, 1996



        Securities and Exchange Commission
        450 Fifth Street, N.W.
        Judiciary Plaza
        Washington, D.C.  02549

             Re: Registration Statement Relating to 225,000 Shares of the Common Stock,
                    $ .01 par value, of ThermoQuest Corporation
                    --------------------------------------------------

        Ladies and Gentlemen:

             I am General Counsel to ThermoQuest Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on the Registration Statement on Form S-8 (the "Registration Statement"), of 225,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), issuable under the Company's Directors Stock Option Plan (the "Plan").

             I have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

             I have not made an independent review of the laws of any state or jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America. Accordingly, I express no opinion as to the laws of any state or jurisdiction other than the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

             Based upon and subject to the foregoing, I am of the opinion that the Shares issuable under the Plan have been duly authorized and, when issued upon receipt of consideration therefor and in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.
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             Pursuant to the requirements of the Act, I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                   Very truly yours,

                                    /s/ Seth H. Hoogasian
                                   Seth H. Hoogasian
                                  General Counsel